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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statement of Corporate Property Associates 14 Incorporated and Subsidiaries on Form S-11 (File No. 333-31437) of our report dated March 5, 1999, on our audits of the consolidated financial statements and financial statement schedule of Corporate Property Associates 14 Incorporated and Subsidiaries as of December 31, 1997 and 1998 and for the period from inception (June 4, 1997) to December 31, 1997 and the year ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 5, 1999